Exhibit 10.9
                                                                    ------------







                                 LEASE AGREEMENT






                                     Between


                                70 Lake Drive LLC

                                       and

                                Windsortech, Inc.

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                                TABLE OF CONTENTS

ARTICLE 1 - Definitions....................................................1-3
ARTICLE 2 - Demised Premises, Term, And Delivery of Demised Premises.........4
ARTICLE 3 - Rent...........................................................4-5
ARTICLE 4 - Use of Demised Premises........................................5-6
ARTICLE 5 - Preparation of Demised Premises................................6-7
ARTICLE 6 - Utilities And Services...........................................7
ARTICLE 7 - Compliance With Laws...........................................7-9
ARTICLE 8 - Events of Default; Remedies...................................9-12
ARTICLE 9 - Cumulative, Remedies; Waiver.................................12-13
ARTICLE 10 - Surrender of Demised Premises..................................13
ARTICLE 11- Subordination And Non-Disturbance............................14-15
ARTICLE 12 - Quiet Enjoyment................................................15
ARTICLE 13 - Assignment or Subletting.......................................15
ARTICLE 14 - Insurance; Waiver of Subrogation; Release...................15-19
ARTICLE 15 - Alterations.................................................19-21
ARTICLE 16 - Maintenance And Repairs; Covenant Against Waste;
             Right of Inspection.........................................21-23
ARTICLE 17 - Electric Energy.............................................23-24
ARTICLE 18 - Water Service .................................................24
ARTICLE 19 - Access ........................................................25
ARTICLE 20 - Construction Liens.............................................25
ARTICLE 21 - Indemnification................................................26
ARTICLE 22 - Condemnation................................................26-28
ARTICLE 23 - Limitation of Liability.....................................28-29
ARTICLE 24 - Damage or Destruction.......................................29-30
ARTICLE 25 - Self-Help...................................................30-31
ARTICLE 26 - Broker.........................................................31
ARTICLE 27 - Notices.....................................................31-32
ARTICLE 28 - Estoppel Certificate...........................................32
ARTICLE 29 - Security Deposit............................................32-33
ARTICLE 30 - Option to Extend Term.......................................33-34
ARTICLE 31 - Signs.......................................................34-35
ARTICLE 32 - Modifications Requested by Mortgagee........................35-36
ARTICLE 33 - Parking........................................................36
ARTICLE 34 - Short Form Lease...............................................36
ARTICLE 35 - Captions.......................................................36
ARTICLE 36 - Applicability to successors and assigns........................36
ARTICLE 37 - Holdover.......................................................37
ARTICLE 38 - Miscellaneous...............................................37-39

                                  EXHIBITS (*)

EXHIBIT  A       LEGAL DESCRIPTION OF LAND

EXHIBIT  B       LANDLORD'S WORK

EXHIBIT  C       OPERATING EXPENSES

EXHIBIT  D       COMMENCEMENT DATE AGREEMENT

* - Exhibits are not attached but will be provided to the Commission upon request.

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                                 LEASE AGREEMENT



         This LEASE AGREEMENT ("Lease"), is dated as of October 1, 2001 between 70 Lake Drive LLC, a New Jersey limited liability company having an address c/o Simon Developments LLC, 105 Duane Street, #46B, New York, New York 10007-3613 ("Landlord"), and Windsortech, Inc., a New Jersey corporation, having an address at 6 Cortland Shire Drive, Moorestown, New Jersey 08057 ("Tenant").

         WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord, certain premises located in East Windsor Township, New Jersey as more particularly described therein; and

         NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth in this Lease, the parties hereto hereby agree as follows:


                             ARTICLE 1 - DEFINITIONS

         1.01 As used in this Lease (including all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

             1. Additional Rent: All amounts, if any, that are expressly payable by Tenant to Landlord under this Lease other than the Fixed Rent.
             2. Building: The building located on the Land, and commonly known as 2850 Brunswick Pike, East Windsor Township, New Jersey.
             3. Commencement Date: The date this Lease Agreement is executed and delivered by Landlord and Tenant and a certificate of occupancy (which may be a temporary certificate) for the Building is delivered to Tenant.
             4. Demised Premises: The Building consisting of 35,964 rentable square feet ("RSF") together with the property known as 70 Lake Drive, East Windsor, NJ and known as Lot 193, Block 20.06.
             5. Expiration Date: Five (5) years after the Commencement Date.
             6. Fixed Rent: Tenant shall pay during the Term Fixed Rent:


             Lease Year                                        Monthly Fixed
                                Annual Fixed Rent                  Rent
                 1
                                   $152,847.00                  $12,737.25
                                   (@$4.25/RSF)

                 2                 $158,241.60
                                   (@$4.40/RSF)                 $13,186.80

                 3                 $161,838.00
                                   (@$4.50/RSF)                 $13,486.50

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                 4                 $165,434.00
                                   (@$4.60/RSF)                 $13,786.20

                 5                 $170,828.00
                                   (@$4.75/RSF)                 $14,235.75
                 ------------------------------------ ------------------

             7. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.
             8. Land: The land specific to and upon which the Building is located, which is described on Exhibit A, in East Windsor Township, New Jersey.
             9. Landlord: 70 Lake Drive LLC; however, the term "Landlord" shall only refer to the holder or holders of the fee title to the Demised Premises, so that upon any transfer of title to the Demised Premises, the term shall refer only to the party holding title, and no prior holder of title shall have any further liability or obligation with respect to the performance of any obligation on the part of the Landlord to be performed under this Lease after such transfer.
             10. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense as more particularly shown on Exhibit B.
             11. Legal Requirements: Applicable laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.
             12. Lease Year: A consecutive twelve (12) month period with the first Lease Year commencing on the Commencement Date.
             13. Mortgagee: A holder of a mortgage or a fiduciary under or the beneficiaries of a deed of trust.
             14. Operating Expenses: As are defined in Exhibit C.
             15. Permitted Uses: General Office/warehouse, equipment showroom; and sale, repair, assembly and disassembly of computers and other office equipment in conjunction therewith; provided, however, in no event shall Tenant utilize the Demised Premises for a purpose which would render the Demised Premises an "Industrial Establishment" as defined in the New Jersey Industrial Site Recovery Act; and further provided that Landlord makes no representation or warranty as to whether the zoning ordinances permit the use of the Demised Premises for the Permitted Uses.
             16. Person: A natural person or persons, a partnership, a corporation, a limited liability company, or any other form of business or legal association or entity.
             17. Real Estate Taxes: As defined in Exhibit C.
             18. Rent: The Fixed Rent and the Additional Rent.
             19. Security Deposit: $38,211.75.
             20. Successor Landlord: As defined in Section 11.03.

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             21. Tenant: Windsortech, Inc.
             22. Tenant's Property: Tenant's equipment and improvements constructed as part of the Tenant Work or as changes to the Landlord Work requested by Tenant.
             23. Tenant Work: The facilities, materials and work which may be undertaken for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy in accordance with the provisions of Section 5.01 (a).
             24. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease may be earlier terminated as provided elsewhere herein.
             25. Unavoidable Delays: A delay (whether affecting Landlord, Tenant, their respective contractors or subcontractors) arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, acts of God, act of war, fire or other catastrophe, acts of any governmental body or agency (including delay in acting with respect to any application for any necessary permits or approvals) Legal Requirement, administrative proceedings or litigation which results in delay in commencing or completing construction, delay in receipt of ordered equipment, acts beyond a party's control and without its fault or negligence, or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay. Notwithstanding anything contained in this Lease to the contrary, Unavoidable Delays shall not excuse or delay any of Tenant's or Landlord's monetary obligations hereunder.


      ARTICLE 2 - DEMISED PREMISES, TERM, AND DELIVERY OF DEMISED PREMISES

         2.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. On the Commencement Date, the parties hereto shall enter into an agreement setting forth the Commencement Date and the Expiration Date, in the form attached hereto as Exhibit D.

         2.02     The premises hereby leased to Tenant is the Demised Premises.

         2.03 The Term of this Lease shall be five (5) years from the Commencement Date and shall end on the Expiration Date, or such later date as provided in Article 30, or such earlier date upon which said Term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

         2.04 Tenant's inability or failure to take possession of the Demised Premises when delivered by Landlord shall not delay the Commencement Date, the Completion Date, or Tenant's obligation to pay Rent, or comply with any of its obligations hereunder.

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                                ARTICLE 3 - RENT

         3.01 Beginning on the Commencement Date, Tenant shall pay the annual Fixed Rent in equal monthly installments in advance on the first (1st) calendar day of each and every calendar month. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month shall be prorated. Notwithstanding the foregoing, Tenant will not be required to pay Fixed Rent for the first three (3) months of the Term, so that the annual Fixed Rent for the first Lease Year will be $114,635.25.


         3.02 The Fixed Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or to such place as Landlord may designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as provided in Sections 22.03 and 24.03. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant made payable to Landlord and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. No lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease. All payments of Rent shall first be applied to Fixed Rent then due and payable, next to Additional Rent then due and payable.

         3.03 Without implying that Tenant shall have the right to pay a lesser amount than the correct Rent, no payment by Tenant or receipt or acceptance of a lesser amount than the correct Rent shall be deemed to be other than a payment on account.

         3.04 Any payment due Landlord under this Lease which is not paid on or before the tenth day following the date such payment is due shall, from the due date, until such payment is received by Landlord, bear interest at the rate of eight (8%) percent per annum.

         3.05 Tenant shall pay to Landlord, as Additional Rent, the Operating Expenses, in accordance with and as more particularly described in Exhibit C, and the parties stipulate and agree that this Lease is intended, and shall be deemed to be, a "net-net-net" Lease wherein the Landlord shall receive all Fixed Rent payments hereunder to be made by Tenant free from any changes, assessments, impositions, and expenses of any kind or nature whatsoever.

         3.06 Tenant shall also be responsible to pay all charges for electrical power service and all other utilities to the Demised Premises, all of which are to be in the name of, and billed directly to, Tenant.

         3.07 In addition to any other remedies provided for herein, in the event that any installment of Fixed Rent or payment of additional rent is more than ten (10) calendar days overdue then a "late charge" of 3% of the amount(s) so overdue may be charged by Landlord for each month or part thereof that the

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same remains overdue. This charge will be deemed compensation to Landlord for the inconvenience and expenses of policing and processing late payment(s) and will be in addition to and not in lieu of any other remedy Landlord may have under the circumstances and in addition to any reasonable fees and charges of any agents or attorneys Landlord may employ in the event of any default hereunder, whether authorized herein or by law. At the option of Landlord, any such late charge, if not previously paid, will be added to and become part of the next succeeding payment of Fixed Rent to be made hereunder.

                       ARTICLE 4 - USE OF DEMISED PREMISES

         4.01 (a) Tenant shall only use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purposes.

             (1) Landlord will deliver to Tenant copies of any environmental reports affecting the Demised Premises that are in Landlord's possession provided, however, Landlord makes no representation or warranty as to the accuracy or completeness of such reports.
             (2) Landlord will deliver to Tenant any ISRA letters of non-applicability in Landlord's possession affecting the Demised Premises.
             (3) Landlord will deliver a certificate of occupancy (which may be temporary)

         4.02 If any governmental license or permit, other than a Certificate of Occupancy (which may be a temporary certificate) for the Building and Landlord's Work prior to any Tenant Work, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord upon request. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which
(a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems attached thereto; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs the character, reputation or appearance of the Demised Premises and/or the Building; (e) impairs the maintenance, operation and repair of the Demised Premises and/or its equipment, facilities or systems or (f) would make the New Jersey Industrial Site Recovery Act ("ISRA") applicable to the Demised Premises or the Building.

                   ARTICLE 5 - PREPARATION OF DEMISED PREMISES

         5.01 (a) Within thirty (30) days after the Commencement Date, Landlord will perform the work to the Demised Premises in accordance with Exhibit B and in so performing such work, will use reasonable efforts not to unreasonably interfere with Tenant's use of the Demised Premises.

             (b) Any additional work over and above that set forth in Exhibit B, necessary to suit the premises for Tenant's occupancy is the responsibility of

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Tenant (the "Tenant Work"), which will be performed by Tenant at Tenant's own cost and expense.

             (3) In the event that Landlord does not complete the work described in Exhibit B within thirty (30) days of the Commencement Date, and such delay is not caused by the actions of Tenant, its employees, contractors, agents or representatives then, at Tenant's option and upon written notice to Landlord,
(i) until such time as such work is completed, Tenant shall remain and continue liable for the payment of the Fixed Rent, Operating Expenses, Additional Rent, and all other charges required hereunder to be paid by Tenant but such rent, charges and impositions shall be abated in such proportion as the square footage of the Demised Premises which is untenantable bears to the total square footage of the Demised Premises, and (ii) Tenant can cause such work to be performed and the cost thereof shall be paid by Landlord to Tenant upon demand.

         5.02 Except for the performance by Landlord of the work described in Exhibit B, Tenant agrees to accept the Demised Premises in "As Is, Where Is" condition; provided, however, the plumbing, heating and air-conditioning will be in good working order as of the Commencement Date.

                       ARTICLE 6 - UTILITIES AND SERVICES

         6.01 Landlord shall not be under any obligation to supply any services or utilities to the Demised Premises and Tenant shall arrange for and contract directly with the utility and other companies and suppliers for the furnishing of any utilities, supplies and services that it desires, all at Tenant's sole cost and expense. Tenant will comply with any applicable energy or water conservation measures, voluntary or mandatory, which may be imposed by any federal, state, county or municipal governmental agency, including, without limitation, limits on permitted HVAC temperature settings, requirements limiting volume of consumption or curtailment of Building Hours. The effect of such compliance will not be deemed an eviction, actual or constructive, or a breach of the provisions of this Lease which will be suspended, as necessary, for the period(s) during which such conservation measures are in effect.

         6.02 Tenant is responsible for bringing telephone service to the Demised Premises and for any in-premises setup of telephone service. Tenant will arrange for and pay for its telephone service directly to the telephone company.

                        ARTICLE 7 - COMPLIANCE WITH LAWS


         7.01 Tenant will, at its expense, promptly observe and comply or cause compliance with all laws and ordinances, orders, rules, regulations and requirements of all federal, state, county or municipal governments, and appropriate departments, agencies, commissions, boards and offices thereof, including but not limited to those governing indoor air quality or pollution standards and the Americans with Disabilities Act ("ADA"), and of the Board of Fire Underwriters and/or of any other body exercising similar functions, and of all insurance companies writing policies covering the Building and/or Demised

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Premises, or any part thereof, foreseen or unforeseen, ordinary as well as extraordinary, which relate or pertain to the Demised Premises, including the conduct of Tenant's business therein, and whether or not the same (a) involve any change of governmental policy, (b) are now in force or are hereafter passed, enacted or directed, or (c) require extraordinary repairs, alterations, equipment or additions or any work (or changes to such work or any other requirements incidental thereto) of any kind which may be applicable to, or in and about, the Demised Premises, including, without limitation, the fixtures and equipment thereof, or the purposes to which the Demised Premises are put, or manner of use of the Demised Premises at the commencement or during the Term of this Lease. Tenant will provide copies to Landlord of any notices with regard to violations of the ADA.

         7.02 Tenant's obligations as set forth in Article 7 will include, but not be limited to, compliance with any and all laws, orders, rules, regulations and requirements relating to life safety and environmental control, conservation or protection, including, without limitation, the Occupational Safety and Health Act ("OSHA"), the Spill Compensation and Control Act and the Industrial Site Recovery Act ("ISRA"), with respect to the use of and operations at the Demised Premises. Without limitation of the foregoing, if during the Term the operations of Tenant now or hereafter become subject to the requirements of ISRA, then upon any event which, if applicable to Tenant, would "trigger" the applicability of ISRA, Tenant will, at its own expense, take or cause such occupant to take such action as is required by ISRA. Notwithstanding the foregoing, in the event Landlord takes any action which would trigger the applicability of ISRA, Tenant agrees to cooperate with Landlord in obtaining ISRA approval, including without limitation, (i) promptly executing and delivering any affidavits, applications or other filings required by the New Jersey Department of Environmental Protection ("NJDEP"), (ii) allowing inspections and testing of the Demised Premises and (iii) performing any requirement reasonably requested by Landlord and necessary for the receipt of the ISRA approval.

         7.03 In the event that Tenant is not obligated to comply with Section
7.02 for any reason including, without limitation, the inapplicability of ISRA to Tenant or any other occupant of the Demised Premises, then prior to any assignment or subletting of any portion of the Demised Premises and prior to the expiration or sooner termination of this Lease or any sublease, Tenant, at its sole expense, will obtain from the NJDEP and deliver to Landlord a "letter of non-applicability". Tenant will also provide Landlord with a duplicate original of the affidavit and any and all other information submitted to the NJDEP in connection with the request of such letter. Any representation or certification made by Tenant or such occupant in connection with any request for a letter of non-applicability shall constitute a representation and warranty by Tenant in favor of Landlord.


         7.04 In the event of Tenant's failure to comply fully with this Article 7 Landlord may, but will not be required to, perform any or all of Tenant's obligations as aforesaid.

         7.05 Tenant will defend, indemnify and hold harmless Landlord, its agents, successors and assigns from and against, and be responsible for payment of, any and all costs, expenses, claims, fines, penalties and damages that may,

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in any manner, arise out of or be imposed because of the failure of Tenant to comply with the provisions of this Article 7, including, but not limited to, the expenses incurred by Landlord in the exercise of its rights pursuant to Section 7.04, and any damages incurred by Landlord as a result of its inability to relet, or a delay in reletting, the Demised Premises, all of the foregoing shall be deemed Additional Rent.

         7.06 Landlord has not received any written notice that the Demised Premises are, and to the best of Landlord's knowledge the Demised Premises are not, in violation of any material Legal Requirement.

                     ARTICLE 8 - EVENTS OF DEFAULT; REMEDIES

         8.01 It will be a default hereunder if, at any time after the date hereof, any one of the following events (herein called an "Event of Default") occurs:
             (a) if Tenant fails to pay any installment of the Fixed Rent or Operating Expenses, or any part thereof, when same is due and payable and such failure continues for five (5) days after the same is due and payable; or
             (b) if Tenant fails to pay any other item of Additional Rent or any other charges required to be paid by Tenant hereunder and such failure continues for ten (10) days after notice thereof from Landlord to Tenant; or
             (c) if Tenant fails to perform any of the requirements of this Lease (other than the payment of money) on the part of Tenant to be performed or observed and such failure continues for thirty (30) days after notice thereof from Landlord to Tenant; or
             (d) if Tenant allows the Demised Premises to become vacant, deserted or abandoned for a period of twenty (20) days (the fact that any of Tenant's property remains in the Demised Premises shall not be evidence that Tenant has not vacated or abandoned the Demised Premises) or if Tenant fails to keep the Demised Premises occupied to the extent necessary to maintain fire insurance coverage; or
             (e) if Tenant assigns, mortgages or encumbers this Lease, or sublets the Demised Premises, or any part thereof, other than as expressly permitted hereunder; or
             (f) if Tenant makes an assignment for the benefit of its creditors; or
             (g) if any petition is filed by or against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, extension, arrangement or insolvency proceedings, and with regard to a petition filed against Tenant the same is not dismissed within forty-five (45) days, provided that during such period Tenant continues to pay all Base Rent and all Additional Rent and performs all of its obligations under this Lease; or
             (h) if, a receiver or trustee is appointed for all or any substantial portion of Tenant's property, and with regard to a proceeding brought against Tenant the same is not dismissed in forty-five (45) days, provided that during such period Tenant continues to pay all Base Rent and all Additional Rent and performs all of its obligations under this Lease; or
             (i) if a petition or a proceeding is filed or commenced by or against Tenant for its dissolution or liquidation (other than in connection with any merger permitted hereunder), or if Tenant's property is taken by any

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governmental authority in connection with a dissolution or liquidation, and with regard to a petition filed or commenced against Tenant the same is not dismissed within forty-five (45) days, provided that during such period Tenant continues to pay all Base Rent and all additional rent and performs all of its obligations under this Lease; or
             (j) if a levy under judgment against Tenant is not satisfied or bonded within thirty (30) days.

         8.02 Upon the occurrence of any one or more of the aforementioned events of default, and the expiration of the period of time for curing the same, if any, Landlord may give to Tenant a notice (hereinafter called "Notice of Termination") of its intention to end the Term of this Lease at the expiration of five (5) days from the date of service of such Notice of Termination. At the expiration of such five (5) days the Term hereof, as well as all of the right, title and interest of Tenant hereunder, will wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such five (5) day period were the date originally specified herein for the expiration of the Term, and Tenant will then quit and surrender the Demised Premises to Landlord, but Tenant will remain liable to Landlord as hereinafter provided. Notwithstanding the foregoing provisions of this Section 8.02, Landlord will not be required to give any notice of default, and no cure period shall be applicable to the failure of Tenant to observe or perform any of its agreements or obligations hereunder, if within any one hundred eighty (180) day period Tenant has committed two or more defaults hereunder and Landlord has transmitted to Tenant two or more default notices.

         8.03 If this Lease is terminated as provided above, Landlord, or Landlord's agents or servants, may at any time thereafter re-enter the Demised Premises, remove Tenant, its agents, employees, servants, licensees, permittees and any subtenants or assignees, and all or any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment damages of any nature, and recover and enjoy the Demised Premises together with all additions, alterations and improvements thereto.


         8.04 In case of any such termination by summary proceedings or otherwise, Tenant agrees that:

             (a) The Fixed Rent and all Additional Rent required to be paid by Tenant hereunder will thereupon become due and be paid up to the time of such termination or dispossess. Tenant will also pay to Landlord, as additional rent, all of Landlord's reasonable expenses for attorneys' fees, brokerage commissions, all costs paid or incurred by Landlord for retaking and repossessing the Demised Premises (including the removal of persons and property therefrom), restoring the Demised Premises to good order and condition, altering and otherwise preparing the same for reletting, the unamortized portion of any rental concessions, Tenant fit-out or abatement (treated as if amortized over the initial Term hereof) and for all other reasonable costs and expenses incurred in securing a new tenant or tenants (all of the foregoing collectively referred to as the "Early Termination Damages").
             (b) Landlord may, at any time and from time to time, relet the Demised Premises, in whole or in part, in its own name, for a term or terms which, at Landlord's option, may be for the remainder of the then current Term

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of this Lease, or for any longer or shorter period. Landlord undertakes to use reasonable efforts to relet the Demised Premises so as to mitigate damages but will not be required to prefer such reletting to any letting of other vacant space in the Building.
             (c) Tenant will be obligated and agrees to pay to Landlord, upon demand, and Landlord will be entitled to recover from Tenant, the Early Termination Damages plus damages in an amount equal to the excess, if any, of
(i) all Fixed Rent and all additional rent as would have been required to be paid by Tenant under this Lease for each calendar month had this Lease and the Term not been so terminated, over (ii) the rents, if any, collected by Landlord in respect of such calendar month pursuant to any reletting. In no event will Tenant be entitled to receive any excess of such rents over the sums payable by Tenant to Landlord hereunder. Said damages will be payable by Tenant to Landlord in monthly installments in the same manner as Fixed Rent hereunder, and no suit or action brought to collect the amount of the deficiency for any month will in any way prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding.

             Alternatively, Landlord may, at Landlord's sole option, without notice and without prejudice to any other rights or remedies of Landlord hereunder or at law or in equity, recover from Tenant, in addition to the Early Termination Damages, as liquidated damages for such default, expiration and/or dispossess, (i) an amount equal to the difference between the Fixed Rent and all additional rent reserved in this Lease from the date of such default to the Expiration Date and (ii) the then fair market rental value of the Demised Premises for the same period, discounted to present value at a rate not more than four (4%) percent per annum. Said damages will become due and payable to Landlord immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated.
             (d) Suit or suits for the recovery of any and all such damages, or for any installments thereof, may be brought by Landlord from time to time at its election, and nothing herein contained will be deemed to require Landlord to postpone suit until the date the Term would have expired had the Lease not been terminated as provided herein or under any provision of law or had Landlord not re-entered into or upon the Demised Premises.

         8.05 In connection with any reletting, Landlord, at its option, may make such alterations, repairs and/or decorations in the Demised Premises as in its reasonable judgment Landlord considers advisable and necessary, and the making of such alterations, repairs and/or decorations will not operate or be construed to release Tenant from liability hereunder.

         8.06 Tenant, for itself and all claiming through or under Tenant, including, but not limited to its creditors, upon the termination of this Lease in accordance with the terms hereof or in the event of re-entry or recovery of possession of the Demised Premises by process of law or otherwise, hereby waives to the fullest extent permitted by law any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and hereby waives, surrenders and gives up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision to

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redeem the Demised Premises or for a continuation of this Lease after having been dispossessed or ejected therefrom by process of law.


                    ARTICLE 9 - CUMULATIVE, REMEDIES; WAIVER

         9.01 Every term, condition, agreement or provision contained in this Lease will also be deemed to be a covenant.

         9.02 In addition to the other remedies provided in this Lease, Landlord or Tenant, as the case may be, will be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms or covenants of this Lease. Landlord's or Tenant's remedies, as the case may be, under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which such party may be lawfully entitled, at law or in equity, in case of any breach by the other party of any provision of this Lease.


         9.03 The failure of Landlord to insist in any one or more cases upon the strict performance of any of the terms or covenants of this Lease, or to exercise any option herein contained, will not be construed as a waiver or a relinquishment for the future of any such term or covenant. No waiver by Landlord of any term or covenant of this Lease will be deemed to have been made unless made in writing signed by Landlord.

         9.04 Neither the payment by Tenant nor acceptance by Landlord of rent or any other payment, nor the acceptance by Landlord of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term or covenant of this Lease, will be deemed a waiver of such breach or of any of Landlord's rights hereunder unless such waiver is agreed to in writing by Landlord. Landlord's acceptance of rent or any other payment in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any such rent or payment) will not operate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent or other sums then unpaid.

         9.05 Landlord and Tenant waive all right to trial by jury in any proceeding instituted with respect to this Lease.

                   ARTICLE 10 - SURRENDER OF DEMISED PREMISES

         10.01 Tenant will, upon the expiration or earlier termination of this Lease, quit and surrender the Demised Premises to Landlord, together with all Tenant's Property and other alterations (unless Landlord elects otherwise as hereinafter provided) and replacements thereof then on the Demised Premises, in good order, condition and repair, except for reasonable wear and tear. Prior to the expiration or earlier termination of this Lease, the Tenant will remove all of its property, equipment and trade fixtures from the Demised Premises without damage, leaving the Demised Premises in broom-clean condition. All property not removed by Tenant will be deemed abandoned by Tenant and Landlord reserves the right to charge the cost of removal, storage and/or disposal of same to Tenant.

         10.02 If the Demised Premises is not surrendered at the end of the Term including a failure to surrender by virtue of failure to comply with ISRA as referred to in Article 7 above, or if the Demised Premises is damaged or is not in broom-clean condition upon surrender, Tenant will indemnify Landlord against any loss or liability resulting therefrom.

         10.03 Tenant's obligations under this Article 10 will survive the expiration or earlier termination of this Lease and surrender of the Demised Premises.



                  ARTICLE 11- SUBORDINATION AND NON-DISTURBANCE


         11.01 This Lease is and will at all times be subject and subordinate to
(i) the lien of any mortgage(s) on or affecting the Building or any part thereof, at the date hereof, and (ii) subject to the provisions of Section 11.02, any mortgage(s) hereafter made affecting the Building or any part thereof, and all renewals, modifications, consolidations, replacements, or extensions thereof, irrespective of the time of recording such mortgage(s). The provisions of this subordination shall be automatic and no further instrument of subordination will be necessary, but in confirmation of this subordination Tenant will, at Landlord's request, execute and deliver such further instruments as may be required by the holder(s) of said mortgage(s).

         11.02 The subordination to any mortgage(s) hereafter made is expressly conditioned upon Landlord using reasonable efforts to cause any such mortgagee(s) to execute and deliver to Tenant an agreement, in form for recording, pursuant to which such mortgagee(s) agrees that the leasehold estate granted to Tenant hereunder and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Demised Premises will not be terminated, modified, affected or disturbed by any action which such mortgagee may take to foreclose its mortgage or to enforce its rights or remedies, nor will Tenant be named a defendant in any foreclosure action, as long as no event of default has occurred under this Lease (other than events of default theretofore cured or in the process of being cured as permitted by the provisions of Article 8 hereof) and as long as Tenant pays the Fixed Rent and all Additional Rent due and performs its obligations hereunder within the applicable grace periods and without offsets or defenses thereto, except as otherwise herein expressly set forth.

         11.03 If any mortgagee or any other person claiming by or through any mortgagee, or by or through any foreclosure proceeding or sale in lieu of foreclosure, succeeds to the rights of Landlord under this Lease, Tenant will, at the request of such successor or at Landlord's request, attorn to and recognize such successor as the landlord (the "Successor Landlord") of Tenant under this Lease, and Tenant will promptly execute, acknowledge and deliver at any time any instruments requested by such person to evidence such attornment and/or confirm Tenant's agreement to attorn. Upon such attornment, this Lease will continue as a direct lease from such Successor Landlord to Tenant, upon and subject to all of the provisions of this Lease for the remainder of the Term, except that the Successor Landlord will not be:

             (a) liable for any previous act or omission of Landlord under this Lease or the return of any security deposit unless physically delivered to Successor-Landlord;
             (b) subject to any offset, defense or counterclaim not expressly provided for in this Lease which has theretofore accrued to Tenant against Landlord;
             (c) bound by (i) any modification of this Lease after the date of such mortgage, (ii) any prepayment of more than one (1) month's Fixed Rent or Additional Rent, or (iii) any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease, unless same has been expressly approved in writing by the holder of such mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease;
             (d) bound by any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund available to mortgagee, or actually received by Mortgagee;
             (e) bound by any provision in the Lease which obligates the landlord to erect or complete any building or to perform any construction work or to make any improvements to the Demised Premises or to expand or rehabilitate any existing improvements or to restore any improvements following any casualty or taking;
             (f) bound by any notice of termination given by Landlord to Tenant without Mortgagee's written consent thereto; or
             (g) personally liable under the Lease and the Successor Landlord's liability under the Lease shall be limited to its ownership interest in the Demised Premises. Tenant will further agree with any Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without such Mortgagee's prior written consent.

                          ARTICLE 12 - QUIET ENJOYMENT

         Landlord covenants that so long as this Lease is in effect and Tenant pays the rents and performs the covenants and conditions contained in this Lease, Tenant may peacefully hold and enjoy the Demised Premises during the Term subject, however, to the terms of this Lease.

                      ARTICLE 13 - ASSIGNMENT OR SUBLETTING

         13.01 Tenant will neither assign this Lease, sublet the Demised Premises or any part thereof nor encumber its interest in this Lease unless it first complies with this Article 13. Any assignment or subletting not made in compliance with the provisions of this Article 13 shall be void.


         13.02 Provided that (a) any Mortgagee, in its sole and unreviewable discretion, consents to the assignment or subletting (including, without limitation, the assignee or subtenant, as the case may be), (b) Tenant is not then in breach or default of any of the terms or conditions of the Lease, and
(c) Landlord gives prior written consent to the proposed assignment or subletting, which consent shall not be unreasonably withheld or delayed, Tenant will be entitled to sublet the Demised Premises or a portion thereof, or to assign this Lease, but only in accordance with and subject to the provisions of this Article 13. Landlord will have the right to withhold its consent if, in Landlord's reasonable judgment, the business of the proposed assignee or subtenant would expose the Demised Premises and/or Building to increased risk of danger or injury, including environmental contamination, or increased economic or financial risks.

         13.03 (a) If Tenant desires to assign this Lease or to sublet all or part of the Demised Premises, it must, prior to entering into such assignment or sublease, serve notice upon Landlord of its intention to make such assignment or subletting ("Tenant's Notice") which notice will contain (i) the name, address and financial information of the proposed assignee or subtenant, (ii) the full and complete terms and conditions of the assignment or subletting and, in the case of subletting, the exact space to be sublet, (iii) the amount of rental and all other consideration to be paid by the subtenant or assignee, (iv) the nature of the proposed assignee's or subtenant's business and its proposed use of the Demised Premises, and (v) a copy of plans and, if available, specifications for any required alterations to the Demised Premises. In the event that Landlord or Mortgagee requires any additional or supplementary information, Landlord or Mortgagee will advise Tenant, in writing, within twenty (20) days of Landlord's receipt of Tenant's Notice and Tenant will supply same within a reasonable time.

             Within thirty-one (31) days of Landlord's receipt of Tenant's Notice or, within thirty-one (31) days of Landlord's receipt of any additional or supplementary information requested by Landlord, Landlord will advise Tenant as to whether it will (i) consent to such assignment or subletting, (ii) refuse to consent to such assignment or subletting, or (iii) elect to terminate this Lease and the unexpired term hereof (a "Recapture"). In the event Landlord elects to Recapture, Tenant will vacate and surrender the Demised Premises on the date specified by Landlord, but not later than the date set forth in the Tenant Notice upon which the assignment or proposed assignment or sublease was to become effective, which date will not be prior to forty (40) days after receipt by Landlord of Tenant Notice, and upon such vacation and surrender, this Lease will terminate.


             (2) Notwithstanding the foregoing, Tenant's right to make an assignment or sublease and the effectiveness of any assignment or sublease is conditional upon (i) there being no uncured default under the Lease as of the effective date of the assignment or sublease, (ii) Tenant's delivery to Landlord, in recordable form and within three (3) days after their execution, of a duplicate original of the assignment or sublease and, in the event of an assignment, an agreement reasonably acceptable to Landlord wherein the assignee assumes and agrees to keep, observe and perform all of the covenants, conditions and obligations of Tenant under the Lease, and (iii) upon request by Landlord and as Additional Rent, Tenant will pay Landlord a processing fee of Five Hundred ($500.00) Dollars or such greater amount as is reasonable under the circumstances for document review and/or preparation in connection with the proposed transaction.

         13.04 If this Lease is assigned, or if the Demised Premises or any part thereof is sublet or otherwise occupied by anyone other than Tenant, after default by Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the amounts due hereunder, but no such assignment, subletting, occupancy or collection will be deemed a waiver of this covenant, an acceptance of the assignee, subtenant or occupant as tenant or a release of Tenant from the further performance of the terms, covenants and conditions of this Lease.

         13.05 Notwithstanding any assignment, sublease or other occupancy, with or without Landlord's consent, Tenant will remain primarily liable on this Lease unless expressly agreed to by Landlord to the contrary, in writing. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant or occupant, will be deemed a violation of such provision by Tenant, it being the intention of the parties that Tenant will be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants or other occupants of the Demised Premises.

         13.06 For purposes of this Article 13, if Tenant is a corporation or partnership, any dissolution, merger, consolidation or other reorganization of such corporation or partnership, or the sale or other transfer or disposition of a "controlling interest" in the corporate shares or partnership interests of Tenant, as the case may be, (whether such sale, transfer or other disposition occurs at one time or at intervals so that, in the aggregate, such sale, transfer or other disposition of a "controlling interest" shall have occurred), will be deemed to constitute an assignment of this Lease, unless such sale, transfer or disposition shall be part of a public offering of the sale of Tenant's shares of stock. For the purposes of this Article 13, the term "controlling interest" means (a) as to a tenant which is a corporation the ownership of shares possessing and having the right to exercise more than fifty (50%) percent of the total combined voting power of all classes of shares issued, outstanding and entitled to vote for the election of directors, (whether direct ownership or indirect ownership through ownership of shares possessing and having the right to exercise more than fifty (50%) percent of the total combined voting power of all classes of shares of another corporation or corporations), and (b) as to a tenant which is a partnership, more than fifty (50%) percent of partnership interest of the general partners of such partnership (whether direct ownership or indirect ownership through control of a corporate general partner).


         13.07 Notwithstanding the foregoing provisions of this Article 13, provided that the Mortgagee consents, this Lease may be assigned, or the Demised Premises may be sublet, in whole or in part, to any corporation into or with which Tenant may be merged or consolidated, provided said corporation has a net worth and net current assets no less than Tenant's net worth and net current assets immediately prior to such assignment or subletting, or to any corporation which shall be an affiliate, or subsidiary, or successor of Tenant.

             For the purpose of this Article 13 a "subsidiary" or "affiliate" or "successor" of Tenant shall mean the following:

             (1) An "affiliate" shall mean any corporation that, directly or indirectly, controls or is controlled by, or is under common control with Tenant, with a net worth and net current assets no less than Tenant's net worth and net assets immediately prior to such assignment or sublet. For this purpose "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of, the management and policies of such corporation, whether through the ownership of voting securities or by contract, or otherwise.

             (2) A "subsidiary" shall mean any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant, with a net work and net current assets no less than Tenant's net worth and net assets immediately prior to such assignment or sublet.

             (3) A "successor" of Tenant shall mean:

                 (1) A corporation in which, or with which, Tenant, its corporate successors or assigns, is merged or consolidated in accordance with applicable statutory provisions for merger or consolidation of corporations provided that, by operation of law or effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation with a net worth and net current assets no less than Tenant's net worth and net assets immediately prior to such assignment or sublet, or

                 (2) A corporation acquiring this Lease and the term hereby demised and a substantial portion of the property and assets of Tenant, its corporate successors or assigns with a net worth and net current assets no less than Tenant's net worth and net assets immediately prior to such assignment or sublet, or


                 (3) Any corporate successor to a successor corporation becoming such by either of the methods described in (i) or (ii), provided that on the completion of such merger, consolidation, acquisition, or assumption, the successor shall have a net worth and net assets no less than Tenant's net worth and net assets immediately prior to such merger, consolidation, acquisition or assumption.

         13.08 Without limiting any of the provision of this Article 13, if pursuant to the Federal Bankruptcy Code or any similar law having the same general purpose, (herein the "Code"), Tenant is permitted to assign its interest in this Lease notwithstanding the restrictions set forth above, Landlord will be entitled to assurance of future performance by an assignee expressly permitted under such Code which will be deemed to mean, at a minimum, the deposit of cash or cash equivalent security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective.

Such security will be held by Landlord for the balance of the term, without interest, as security for the full performance of all Tenant's obligations under this Lease, and may be applied in the manner specified in Article 29 below.

             ARTICLE 14 - INSURANCE; WAIVER OF SUBROGATION; RELEASE

         14.01 During the term hereof, Tenant will, at its own cost and expense, provide and keep in force the following insurance:

             (a) Commercial general liability insurance, written on an occurrence basis, naming Landlord and its agents and employees as additional insureds, against claims for bodily injury, death or property damage occurring in or about the Demised Premises, the Building and the Common Facilities (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from or in connection with any alteration, improvement or repair thereof made by or on behalf of Tenant), with limits on an occurrence basis of not less than $1,000,000.00 for bodily injury or death and $1,000,000.00 for property damage with an umbrella policy of $4,000,000.00 covering all aforesaid risks. Tenant's coverage must include (i) premises/operations, (ii) independent contractors, and (iii) broad form contractual liability in support of the indemnity provisions of Article 20. To satisfy the liability insurance requirements of this Section 14.01 under a policy of commercial general liability insurance rather than comprehensive general liability insurance, the Tenant must obtain an endorsement which applies the aggregate limits separately to the Premises (ISO Endorsement CG-25-05-11-85, Amendment - Aggregate Limits of Insurance (Per Location) or an equivalent endorsement satisfactory to Landlord). The certificate of insurance evidencing such policy must evidence that the limits of the Tenant's liability insurance required hereunder apply solely to the Demised Premises and not to other locations.
             (b) Worker's Compensation in statutory amounts and employer's liability of at least $100,000.00.
             (c) Insurance covering its contents and all Tenant Property, from loss or damage from fire and casualty and, as to Tenant Improvements, such coverage shall be all-risk special form insurance (or its equivalent) with replacement cost and agreed amount endorsements naming Landlord as loss payee and mortgagee under a New York standard non-contributory mortgagee endorsement as their interests may appear.
             (d) Such other insurance as Landlord or any mortgagee may reasonably require from time to time.

         14.02 All policies will be obtained by Tenant and copies of same or, at Landlord's option, certificates evidencing required coverage will be delivered to Landlord at least ten (10) days prior to the earlier of (i) Tenant, its contractors, agents, and/or employees entering the Demised Premises or (ii) the Commencement Date, together with a copy, certified to be a true copy by the insurance company, of the endorsement which adds the Landlord and any other parties required herein, as additional named insureds. All insurance certificates must be on standard form ACCORD 25-S (7/90) or an equivalent form acceptable to Landlord. All insurance will be written by companies with a Best's rating of not less than A+, satisfactory to the Landlord and Mortgagee and authorized to do business in the State of New Jersey. All policies will be for periods of not less than one (1) year and contain a provision whereby the same cannot be canceled or materially altered unless Landlord is given at least thirty (30) days prior written notice of such cancellation. Tenant will procure and pay for such insurance from time to time and promptly deliver to Landlord certificates thereof at least thirty (30) days before the expiration thereof. All such insurance will be primary insurance not contributing with other insurance Landlord or its contractor and/or construction manager may carry.

             If Tenant is prohibited from entering the Demised Premises due to its failure to comply with the insurance requirements of this Lease, the Commencement Date of the Lease or the delivery of the Demised Premises to Tenant will not be delayed.

         14.03 If Tenant or its contractor does not procure insurance as required, Landlord may in accordance with Article 25 of this Lease, cause such insurance to be issued, and Tenant shall pay to Landlord as additional rent within ten (10) days of Landlord's request for same the premium for such insurance and interest plus an administrative fee of Five Hundred ($500.00) Dollars to compensate Landlord for procuring such insurance.


         14.04 All policies of insurance to be obtained pursuant to this Article 14 and all other policies which Landlord or Tenant may carry which affect, relate or pertain to the Demised Premises, the Building, the Common Facilities or any of Tenant's contents, the Tenant Property, fixtures and property must include a waiver by the insurer of all rights of subrogation. Neither Landlord, Tenant, nor any of their respective agents, officers, employees or invitees will be liable to the other for, and each hereby expressly releases or waives any claim for loss or damage caused by any risk covered by a so-called all-risk special form insurance policy (or its equivalent) or a commercial or comprehensive general liability policy, as applicable, without regard to whether such coverage is in effect. Such release and waiver shall include any such risk as to which a party elects to self-insure, in whole or in part, by virtue of any applicable deductible provisions of any insurance coverage or otherwise. Moreover, Tenant expressly waives and releases Landlord from any claim for any loss or damage to its business, contents, fixtures and/or property, whether or not such loss or damage results from the negligence of Landlord, its agents, officers, employees and/or invitees. If the release of Landlord as set forth in this section contravenes any law with respect to exculpatory agreements, the liability of Landlord will not be deemed released but will be secondary to the other's insurer.

             If the payment of an additional premium is required for the inclusion of such a waiver of subrogation provision, each party shall advise the other of the amount of any such additional premium and the other party at its election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, or if it shall not otherwise be possible to obtain such a waiver of subrogation provision, neither party shall be required to obtain such a waiver of subrogation provision from its insurer, but the release provisions of this Section 14.04 shall nonetheless be effective to the fullest extent possible without resulting in a contravention or breach of the terms for any applicable insurance policy.

         14.05 Landlord will obtain any and all insurance coverage in connection with the use and operation of the Building, which will include, but not be limited to: fire and casualty at full replacement value (all-risk special form or its equivalent); comprehensive or commercial general liability insurance with limits of not less than $3,000,000.00/$5,000,000.00 for personal injury or death and $1,000,000.00 for property damage or $5,000,000.00 combined single limit; workmen's compensation at no less than the statutory requirement; employer's liability; difference in conditions; rent insurance for no less than one (1) year's annual operating income; business interruption insurance at not less than $500,000.00; and any and all other insurance, including boiler and machinery insurance, as Landlord or Mortgagee require to protect adequately the interest of Landlord against risks afforded by such insurance coverage. The cost of such insurance shall be included in Operating Expenses, and Landlord will use commercially reasonable efforts to obtain competitive rates.

         14.06 Each party will cause the other party to be named as an additional insured under any insurance policies it is required to obtain and maintain hereunder.

                            ARTICLE 15 - ALTERATIONS


         15.01 Tenant will not make, cause or permit any alterations, additions or improvements ("alterations") in or to the Demised Premises without in each instance obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. By way of illustration but not limitation, Landlord will be entitled to withhold its consent if the proposed alterations (i) impair or affect the structural soundness or integrity of the Demised Premises, Building, or any of the systems or equipment therein, (ii) lessen the present or future value of the Demised Premises or Building, (iii) change the type of use of the Demised Premises, or (iv) increase the risk of damage or injury to the Demised Premises, the Building or the occupants of the Building. Any such consent by Landlord may be upon condition that the work be performed by Landlord's agents, servants, employees or contractors and that Tenant furnish to Landlord such evidence of Tenant's financial ability to assure payment and/or completion as Landlord may reasonably require. If Landlord so elects and notifies Tenant at the time of Tenant's request to make such alterations, Tenant will, at its sole cost and expense, remove any alterations (structural or non-structural) at the expiration or other termination of this Lease, repair all damage caused by such removal and restore the Demised Premises to the condition in which they were prior to the installation of any such alterations. Nothing herein contained will be construed to restrict Tenant's right to install or to make any changes in Tenant's own movable trade fixtures. The provisions of this Article 15 are subject to the terms and conditions of any mortgage to which this Lease is subordinate and if the consent of any such mortgagee is required for such work, such consent will be obtained by Tenant before any such work is commenced. In that regard, Landlord agrees to reasonably cooperate with Tenant in obtaining the consent of such mortgagee.

             Plans and specifications, together with an estimate of the cost of, for any proposed alterations will be submitted to Landlord upon the request for its consent. However, such review and consent by Landlord will not be deemed

Landlord's opinion as to acceptability to or compliance with municipal requirements. Upon completion of the alterations Landlord is to receive one print and one reproducible copy of the "as-built" construction plans. If Landlord elects to, and notifies Tenant that it will, require removal of Alterations upon the expiration or earlier termination of this Lease, then Landlord shall also have the option to require that Tenant post a security deposit, letter of credit or other evidence of Tenant's financial ability to so remove such Alterations.


         15.02 In making any alteration contemplated by this Article, or any repair or restoration contemplated by other terms and conditions of this Lease, the parties will comply with all applicable laws, regulations, ordinances and orders and procure all requisite permits, all at Tenant's expense. Copies of all such approvals, authorizations and permits will be delivered to and retained by Landlord. Each party will, on written request from the other, execute any documents necessary to be signed on its part in order to obtain any such permit. All alterations made hereunder will be performed in a first-class, good and workmanlike manner using new materials at least equivalent in quality to those used in the construction of the Building.

         15.03 All alterations (other than Tenant's trade fixtures) will upon termination of this Lease immediately be and become the sole and absolute property of Landlord and will remain upon and be surrendered with the Demised Premises unless Landlord has elected as provided in Section 15.01 that such alterations be removed, in which event they will be removed by Tenant and the Demised Premises restored to its original condition at Tenant's expense upon or prior to the surrender of possession.

         15.04 Whenever Landlord is to perform any work or repairs (as defined in Article 16) at Tenant's cost, Landlord agrees that the cost thereof shall be reasonably competitive with the cost to perform similar work or repairs at similar quality buildings.

         15.05 Whenever the estimated cost of the alterations exceeds $25,000.00, Tenant must post a completion bond, in favor of such company as Landlord, in such form and with such company as is satisfactory to Landlord.

          ARTICLE 16 - MAINTENANCE AND REPAIRS; COVENANT AGAINST WASTE;
                              RIGHT OF INSPECTION

         16.01 Tenant will, at its sole cost and expense, maintain the Demised Premises and all of its fixtures, systems, equipment and improvements, in clean, safe, orderly and sanitary condition free of accumulation of dirt and rubbish, and make all necessary repairs thereto. Tenant will not permit or suffer any overloading of the floors of the Demised Premises and will not do or suffer any waste or injury with respect thereto. In case of any destruction or damage of any kind whatsoever to the Demised Premises, or any part thereof, including, without limitation, any glass and the Tenant Property in or at the Demised Premises, Tenant shall repair said damage or destruction as speedily as possible at Tenant's own cost and expense, provided, however, that if any such damage or

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destruction results solely from the act, fault or negligence of Landlord, or anyone acting under Landlord, then it will be the responsibility of Landlord to make the repairs at its expense. At Tenant's sole cost and expense, Tenant will
(a) repair HVAC, electrical and plumbing system(s) ("Tenant System") which service the Demised Premises. When used in this Article, the term "repair(s)" includes replacement(s), restoration(s), addition(s), improvement(s), alteration(s) and/or renewal(s) when necessary.


         16.02 Upon prior reasonable notice (except in case of emergency when notice will not be required) Tenant will permit Landlord and its authorized representative to enter the Demised Premises during usual business hours for the purposes of (i) inspecting the same, (ii) curing any defaults on the part of Tenant in causing any necessary repairs to be made, (iii) performing any work which may be necessary to comply with any laws, ordinances, rules, regulations, or requirements of any public authority, or which may be necessary to prevent waste or deterioration in connection with the Demised Premises, and (iv) exhibiting the Demised Premises during the last year of the Term. Nothing in this Section 16.02 imposes any duty upon the part of Landlord to do any such work or to make any repairs to the Demised Premises of any kind whatsoever, and the performance thereof by Landlord will not constitute a waiver of Tenant's default in failing to cause same to be done.

         16.03 (a) Tenant agrees that Landlord may, at its sole discretion, but without any obligation to do so, and at any time or from time to time during the Term, perform structural and/or non-structural renovation work on, in and/or to the Building, any of which work may require access to the same from within the Demised Premises. Tenant will provide such access at all reasonable times, upon reasonable notice, for the purpose of performing such work, and Landlord will incur no liability to Tenant, nor will Tenant be entitled to any abatement of rent, on account of any Inconvenience at the Demised Premises (provided that Tenant is not denied access to said Demised Premises).
             (b) Landlord will use reasonable efforts (which will not include any obligation to employ labor at overtime rates) to avoid disruption of Tenant's business during any such entry upon the Demised Premises and agrees to use overtime labor, if requested by Tenant, at Tenant's expense.
             (c) If Tenant commences any action or proceeding seeking injunctive, declaratory or monetary relief in connection with the rights reserved to Landlord under this Section, or if Landlord commences any action or proceeding to obtain access to the Demised Premises in accordance with this Section, then in either event if Landlord prevails in any such action or proceeding Tenant will pay to Landlord, as additional rent, a sum equal to all of Landlord's reasonable legal fees, costs and disbursements in any way related to or arising out of such action or proceeding.

         16.04 Whenever Tenant is required to make a repair, Landlord, at its option, may elect that the repair be made, at Tenant's cost, by Landlord, or its agents, servants, employees or contractors, provided that the cost thereof is commercially competitive.

                          ARTICLE 17 - ELECTRIC ENERGY

         17.01 Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric energy furnished by the public utility to the Demised Premises, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner, whatsoever, by reason of any such failure, inadequacy or defect.


         17.02 Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

                           ARTICLE 18 - WATER SERVICE

         Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of the water furnished by the public utility to the Demised Premises, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner, whatsoever, by reason of any such failure, inadequacy or defect.

                               ARTICLE 19 - ACCESS

         Tenant shall have 24-hour, 7-day a week access to the Demised Premises, subject to the terms and provisions of this Lease and of Legal Requirements.

                         ARTICLE 20 - CONSTRUCTION LIENS

         20.01 Tenant will not suffer or permit any Construction Lien Claim or Notice of Unpaid Balance and Right To File Lien ("Lien") against the Demised Premises and/or Property or any part thereof, by reason of any work, services, material and/or equipment provided, or claimed to have been provided, for or to Tenant or any contractor and/or subcontractor employed in connection with any improvement of or to the Demised Premises or any part thereof through or under Tenant or anyone holding same through or under Tenant. If at any time a Lien is filed against the Demised Premises and/or Property, Tenant will cause the same to be discharged of record within thirty (30) days after notice to Tenant of the filing of same. If Tenant fails to discharge any such Lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may elect, but shall not be obligated, either to procure the discharge of the Lien by bonding or by payment or deposit into court of the amount claimed to be due, or to compel the prosecution of an action for the foreclosure of such Lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amounts paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses and disbursements of Landlord, including reasonable counsel fees, in defending any action or in or about procuring the discharge of such Lien, together with interest thereon at the rate which CitiBank announces as its so called prime rate or base rate, from time to time, plus five (5%) percent, from the date of payment or deposit, will become due and payable forthwith by Tenant to Landlord, as additional rent.

         20.02 Nothing in this Lease will be deemed or construed as the consent or authorization of Landlord, express or implied, by inference or otherwise, to any improvement to or any alteration or repair of or to the Demised Premises or any part thereof, or to Tenant's contracting for or permitting the providing of any work, services, material and/or equipment, which might give rise to the right to file any Lien against Landlord's interest in the Demised Premises or the Property.

                          ARTICLE 21 - INDEMNIFICATION

         21.01 Tenant covenants and agrees, at its sole cost and expense and in addition to any other right or remedy of Landlord hereunder, to indemnify and save harmless Landlord and/or Mortgagee from and against any and all loss, cost, expense, liability and claims (but excluding any liability arising solely out of the negligence of Landlord or its agents, employees or contractors), including, without limitation, reasonable attorneys' fees and court costs, arising from or in connection with (a) Tenant's use, occupancy, operation and control of the Demised Premises, (b) the conduct or management of any work, or any act or omission whatsoever, done in or on the Demised Premises by or under the direction or at the request of Tenant, (c) any breach or default on the part of Tenant in the payment of any rent or performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or (d) any act or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees.

         21.02 In the event that any action or proceeding is brought against Landlord and/or Mortgagee by reason of any claims covered by the foregoing indemnity, Tenant will, upon notice from Landlord and/or Mortgagee, resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord and/or Mortgagee. Landlord and/or Mortgagee will not defend such action or proceeding so long as Tenant is diligently doing so. Landlord and/or Mortgagee will give prompt notice to Tenant of any action or proceeding brought against Landlord and/or Mortgagee by reason of any claims covered by the foregoing indemnity, together with copies of any documents served on Landlord and/or Mortgagee in connection therewith, and Landlord and/or Mortgagee will not settle any such claim without Tenant's written consent.

                            ARTICLE 22 - CONDEMNATION


         22.01 If, at any time during the Term of this Lease, title to the whole or materially all of the Building and/or Demised Premises is taken by the exercise of the right of condemnation or eminent domain (hereinafter referred to as the "proceedings") or by agreement between Landlord and those authorized to exercise such right, this Lease will terminate and expire on the date of such taking, all Fixed and Additional Rent provided to be paid by Tenant will be apportioned and paid to the date of such taking, and the total award made in such proceedings will be paid to Landlord; provided, however, Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation, if any, as may be allowed for Tenant's personal property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made or paid by it to Landlord. For the purpose of this Article 22, "materially all of the Building and/or Demised Premises" will be deemed to have been taken if, as a result of the taking, the premises remaining after such taking are not reasonably usable for Tenant's business purposes. Any dispute as to whether the premises are reasonably usable for Tenant's business purposes will be settled by arbitration to be held in New Jersey in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's determination in any court having jurisdiction and the parties consent to the jurisdiction of the Superior Court New Jersey courts for this purpose.

         22.02 If, at any time during the Term of this Lease, title to less than materially all of the Building and/or Demised Premises is taken as aforesaid (a "Partial Condemnation"), the entire award will be paid to Landlord, and Landlord will have the option to (a) restore the Building and/or Demised Premises to an architecturally and/or functionally complete unit with reasonable promptness, subject to Unavoidable Delays, provided that after such restoration the Demised Premises as restored is sufficient to meet Tenant's needs, or (b) terminate this Lease. Landlord will exercise its option to cancel by written notice to Tenant to be given not more than forty-five (45) days from the date of such Partial Condemnation and this Lease will become null and void ninety (90) days after said notice; provided further that, if Landlord opts to restore the Demised Premises, but such restoration is not completed within one hundred fifty (150) days, and Tenant is not able to reasonably continue the operation of its business at the Demised Premises as a result thereof, the Tenant shall have the option of terminating the Lease by serving written notice of such termination on or before ten (10) days subsequent to such 150-day period and the failure of Tenant to so notify Landlord shall constitute a waiver of the right of termination.

         22.03 If title to less than materially all of the Building and/or Demised Premises is taken as aforesaid and this Lease continues, the Fixed Rent, and any Additional Rent will be reduced to an amount equivalent to the proportionate square footage of the Demised Premises.


         22.04 Tenant further agrees that if, at any time after the date hereof, the whole or any part of the Building and/or Demised Premises is taken or condemned by any competent authority for its temporary use or occupancy (herein a "Taking"), this Lease will not terminate by reason thereof and Tenant will continue to pay, in the manner and at the time herein specified, the full amount of the Base Rent and all Additional Rent payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, to perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed, as though such Taking had not occurred. In the event of any such Taking Tenant will be entitled to receive the entire amount of any award made for such Taking applicable to the Demised Premises, whether paid by way of damages, rent or otherwise (except that if the award is made in a lump sum, the award will be held by the Landlord and paid out to Tenant in equal monthly installments), except that portion of the award attributable to or for restoration, if any, which will be held by and belong to the Landlord, provided, however, if such period of temporary use or occupancy shall extend beyond the expiration date or termination of this Lease such award shall be apportioned between Landlord and Tenant as of such date of expiration or termination of the Term. If the period of temporary use or occupancy ends during the Term of this Lease, Tenant will, at its sole cost and expense, restore the Demised Premises as nearly as practicable to the condition of the same immediately prior to the Taking, and if the period of temporary use or occupancy does not end during the Term of this Lease, Landlord will be entitled to the portion of the award that is attributable to restoration of the Demised Premises.

         22.05 Except as expressly provided in the preceding sections of this Article, Tenant will neither have nor make any claim whatsoever for any award or payment for the Demised Premises or any part thereof, and in any event Tenant shall neither have nor make any claim whatsoever for any award or payment for the value of Tenant's leasehold under this Lease or the value of the unexpired portion of the Term of this Lease. Nothing herein shall preclude Tenant from the right to recover for direct loss of its personal property or trade fixtures or for relocation expenses, if applicable.

                      ARTICLE 23 - LIMITATION OF LIABILITY

         23.01 Notwithstanding any contrary provision contained in this Lease, neither Landlord, nor any of its officers, directors, principals, partners, agents or employees will be responsible or liable to the Tenant:

             (a) for any damage, injury or death resulting from acts or omissions of persons occupying or using any other part of the Building or for any injury, damage or death resulting from bursting, stoppage or leakage of water, sprinkler, gas, sewer or steam pipes; or
             (b) for any consequential damages or lost profits, under any circumstances whatsoever; or
             (c) with respect to any of the provisions of this Lease.

         Notwithstanding the provisions of this Section, if Landlord is in default with respect to its obligations hereunder and is thereby or otherwise determined to be liable to Tenant (whether as a result of negligence, strict liability, breach of warranty or any other theory or concept of liability), Landlord will be liable for monetary damages only and as of the date such cause of action occurs, following a final non-appealable judgment establishing such default or liability. In any such event, Tenant will look solely to the equity of Landlord in the Building and the proceeds of any applicable insurance policies for the satisfaction of Tenant's remedies or Landlord's liability and it is expressly understood and agreed that Landlord's liability under the terms, covenants, warranties and obligations of this Lease or otherwise, will in no event exceed the loss of its equity in the Building, or extend personally to any principal, partner, member, manager or officer, director, agent or employee, as applicable, of Landlord.

                       ARTICLE 24 - DAMAGE OR DESTRUCTION

         24.01 In case of any damage to or destruction of the Demised Premises, or any part hereof, Tenant shall promptly give written notice thereof to Landlord.

         24.02 If any portion of the Demised Premises or the Building is damaged or destroyed to such an extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or destruction, then the Landlord shall have the option, to be exercised by giving written notice to Tenant within sixty (60) days of the event of damage or destruction, of: (a) terminating this Lease or
(b) causing the Demised Premises to be repaired or restored (but only to the extent that it receives insurance proceeds from the holder of any mortgage lien or directly from the insurance company, as the case may be); provided, however, that if (a) more than 50% of the Demised Premises are damaged as a result of such casualty and (b) if, in the opinion of a qualified architect or contractor the Demised Premises cannot, as a result of such damage, be restored within one hundred eighty (180) days then and in that event Tenant shall have the option, which must be expressed in writing within fifteen (15) days of the damage or destruction, to terminate this Lease. If Landlord or Tenant elects to terminate pursuant to this Article 24.02, Tenant shall surrender and vacate the Demised Premises within 60 days of the receipt, or the giving, of such notice, as the case may be. From and after the date of such damage or destruction until the Demised Premises are restored (if they are to be restored) Tenant shall remain and continue liable for the payment of the Fixed Rent, Operating Expenses, Additional Rent, and all other charges required hereunder to be paid by Tenant but such rent, charges and impositions shall be abated in such proportion as the square footage of the Demised Premises which is untenantable bears to the total square footage of the Demised Premises.


         24.03 In the event that the Demised Premises or Building is damaged or destroyed by a casualty insured by Landlord and the cost of restoration as reasonably estimated by Landlord is less than twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or destruction, then Landlord shall promptly repair, but only to the extent that it receives insurance proceeds from the holder of any mortgage lien or directly from the insurance company, as the case may be. If Landlord causes the Demised Premises to be repaired or restored pursuant to
Article 24.02 or 24.03 such repair and/or restoration work shall be done with reasonable diligence and promptness (subject to Unavoidable Delays). In such event, the provisions of this Lease shall be unaffected and Tenant shall remain and continue liable for the payment of the Fixed Rent, Operating Expenses, Additional Rent, and all other charges required hereunder to be paid by Tenant but such rent, charges and impositions shall be abated in such proportion as the square footage of the Demised Premises which is untenantable bears to the total square footage of the Demised Premises.

         24.04 Notwithstanding any contrary provision captioned herein, Landlord's obligation to repair shall not exceed the scope of the work required to be done by Landlord at the outset of this Lease and shall not extend to any obligation to repair or restore Tenant's Property. Furthermore, should the damage or destruction occur during the last year of the Term or any extended term of this Lease, Landlord shall, not withstanding the provisions of Article 24.03, have the option of not repairing the Demised Premises and if Landlord does not so repair, Tenant will have the option of terminating this Lease.

         24.05 Notwithstanding any contrary provision contained herein, if the Demised Premises shall be damaged or destroyed as a result of the act, fault or negligence of the Tenant, or anyone acting or claiming under Tenant, there shall be no abatement as provided in Article 24.03.

                             ARTICLE 25 - SELF-HELP

         25.01 Tenant covenants and agrees that if it at any time fails to make any payments or perform any act which it is obligated to make or perform under this Lease, then Landlord may, but will not be obligated to, after Tenant's time to make any such payment or perform any such act as provided in this Lease has expired and any required notice has been given, and without waiving or releasing Tenant from any of its obligations under this Lease, make any such payment or perform any such act in such manner and to such extent as is necessary and consistent with Tenant's obligations hereunder. In exercising any such rights, Landlord may pay or incur reasonable costs and expenses, including, without limitation, reasonable attorneys' fees. Notwithstanding the foregoing, Landlord may make any such reasonable payment or perform any such act before Tenant's time to do so (as provided in Article 8) has expired, if payment or performance of the same is necessary or required prior to the expiration of the applicable grace period for the preservation or protection of the Building and/or Demised Premises.


         25.02 All reasonable sums so paid or incurred in connection with the performance of any such act by Landlord, together with interest thereon from the date that the Landlord made such expenditure at the rate which CitiBank announces as its so-called prime rate or base rate, from time to time for the first month after the making of such expenditure, and thereafter at the rate of five (5) percentage points above the such prime lending rate or the maximum rate allowed by law, whichever is less, will be deemed additional rent hereunder and, except as otherwise in this Lease expressly provided, will be payable to Landlord on demand or, at the option of Landlord, may be added to any rent then due or thereafter becoming due under this Lease.

                               ARTICLE 26 - BROKER

         26.01 Landlord and Tenant represent to each other that they dealt with no broker in connection with this Lease other than Trillium Realty Agency, Inc. and Insignia/ESG Business Partners (collectively, the "Brokers").

         26.02 Tenant agrees that if any claim should be made for commissions by any broker other than Broker, by reason of any act of Tenant or its representatives, Tenant will hold Landlord free and harmless from any and all loss, liabilities and expenses in connection therewith. Landlord will give prompt notice to Tenant after any such claim is made by any broker. Tenant will have the right to defend such claim and Landlord will not pay or settle such claim as long as Tenant is defending same.

         26.03 Landlord agrees that if any claims should be made for commissions by any broker other than Broker by reason of any act of Landlord or its representatives, Landlord will hold Tenant free and harmless from any and all loss, liabilities and expenses in connection therewith. Tenant will give prompt notice to Landlord after any such claim is made by any such broker. Landlord will have the right to defend such claim and Tenant will not pay or settle such claim as long as Landlord is defending same. Landlord will be responsible for the Broker's commission pursuant to a separate agreement, and such commission will not be an Operating Expense.

                              ARTICLE 27 - NOTICES


         27.01 Except as expressly provided in this Lease to the contrary, all notices, demands and requests (other than invoices for Fixed Rent or Additional
Rent) which are required to be given by either party to the other will be in writing and will be sent by United States first-class certified mail, return receipt requested, addressed (i) to Landlord at its address set forth in this Lease, and with a copy to Mortgagee, (ii) to Tenant at the Demised Premises, or
(iii) at such other place as either party may from time to time designate in a written notice to the other party. Until Tenant takes occupancy of the Demised Premises, notices to Tenant shall be at Tenant's address as set forth in the Lease.

         27.02 Any notice given in accordance with the provisions of this paragraph shall be deemed given when the primary notice is actually delivered or when proper delivery of the primary notice is refused, without regard to the date on which any copy is delivered or proper delivery thereof is refused. Any notice (primary or copy) given to an entity shall be deemed to be delivered on the date such notice is received or proper delivery is refused by the entity, without regard to when such notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery is refused by someone other than the individual to whose attention it is directed. Notices may be given on behalf of any party by such party's attorney(s).

         27.03 Either party may, at its option, substitute for service by United States first-class certified mail, service by Federal Express or similar overnight courier, provided that such courier obtains and makes available to its customers written evidence of delivery. Notice given via such courier is deemed to be given upon receipt or upon refusal to accept delivery, as applicable. Notices may be given by a party or by an agent or attorney for a party on its behalf.

                        ARTICLE 28 - ESTOPPEL CERTIFICATE

         28.01 Each party agrees that at any time and from time to time, within ten (10) days of the receipt of written request by the other, it will execute, acknowledge and deliver a statement in writing certifying (i) that this Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modification, (ii) the dates to which the Fixed Rent and other charges have been paid and the amount of same, (iii) to the best of knowledge of the certifying party whether there are any defaults or rent abatements or offsets claimed, and
(iv) any other reasonable information including but not limited to the representations set forth in Article 11. Notwithstanding the foregoing, it is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage of the Landlord's interest in the Building and/or Demised Premises and the statement will contain such other information as is requested, and be in the form required, by such purchaser, mortgagee or assignee.

                          ARTICLE 29 - SECURITY DEPOSIT


         29.01 Simultaneously with the execution of this Lease, Tenant will deposit with Landlord the Security Deposit (which will not bear interest to Tenant unless required to do so by any provision of law) as security for Tenant's faithful and timely payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Within a reasonable time after the expiration of the Term, after calculation of adjustments to Tenant's Operating Expenses for the last Lease Year, Landlord will return the Security Deposit to Tenant, less such portion thereof as Landlord has utilized to make good any failure by Tenant to comply with any of Tenant's obligations, covenants, conditions or agreements hereunder.

         29.02 After any Event of Default by Tenant hereunder, Landlord has the right, but is not obligated, to apply all or any portion of the Security Deposit to cure each default, in which event Tenant will, upon demand, promptly deposit with Landlord the amount necessary to restore the Security Deposit to its original amount.

         29.03 The Security Deposit will be held by Landlord and may be commingled with its other funds. In the event of sale or transfer of Landlord's interest in the Building, Landlord shall transfer the Security Deposit to such purchaser or transferee, in which event Landlord will give Tenant notice of such transfer and upon such transfer, be released from all liability to Tenant for the return of the Security Deposit. Tenant will look only to the new landlord for the return of the Security Deposit.

                       ARTICLE 30 - OPTION TO EXTEND TERM

         30.01 Landlord hereby grants to Tenant the option to extend the term of this Lease, with respect to all, but not part of the Demised Premises. Such option term will be for a period of five (5) years. The option to extend will be exercised by Tenant's giving written notice to Landlord not less than nine (9) months prior to the expiration of the original term and Tenant's failure to so notify Landlord will be considered a forfeiture by Tenant of this option provided, however, that if at the time (a) Tenant exercises its option, or (b) the extended term is to commence, Tenant is in default hereunder, and Tenant has received notice (if notice is required) of default and (i) such default has not been cured, or (ii) the time to cure such default has expired, or (c) Tenant has assigned this Lease to sublet all or a portion of the Demised Premises, then and in any such event, Landlord may deny Tenant its rights under this Article. This option may not be exercised separately from this Lease.

         30.02 The extended term will be upon the same terms, covenants and conditions as provided in this Lease including the obligation of Tenant to pay Operating Expenses and Additional Rent for the term, except:

             (1) there will not be any further option to extend the Term at the expiration of the extended term; and
             (2) Tenant will pay to Landlord as Fixed Rent during each year of any extended term an amount equal to the greater of the Fixed Rent payable during the fifth year of the original term or the Fair Market Value (as hereinafter defined) of the Demised Premises.

         30.03 For purposes of this Article, the Fair Rental Value of the Demised Premises, or any portion thereof, will be the amount a willing tenant would pay to a willing Landlord (neither party being forced to lease or rent and taking into account the terms of the Lease, including the fact that Tenant will continue to pay Operating Expenses. Landlord and Tenant will each, promptly after Landlord's receipt of Tenant's notice of election to extend, appoint an appraiser who will be a member of the American Institute of Real Estate Appraisers (M.A.I.) or a licensed real estate appraiser. If the value determined by the appraiser arriving at the higher value ("Higher Value") will be less than 110% of the value determined by the appraiser arriving at the lower value ("Lower Value"), the average of the two values will be the Fair Rental Value provided, however, if the Higher Value will be more than 110% of the Lower Value, the two appraisers will promptly appoint a third appraiser with the foregoing qualifications who will also ascertain such value ("Third Appraiser") (if the appraisers are unable to agree on a third appraiser, such third appraiser will be appointed by the New Jersey Superior Court Assignment Judge for Mercer County acting in a non-judicial capacity) and (i) if the Third Appraisal falls between the Higher Value and the Lower Value, then the determination of the Third Appraiser will be the Fair Rental Value, (ii) if the Third Appraisal is greater than the Higher Value, then the Higher Value will be the Fair Rental Value, and (iii) if the Third Appraisal is less than the Lower Value, then the Lower Value will be the Fair Rental Value. Landlord and Tenant will each be responsible for the fees and expenses of its appraiser and will be equally responsible for the fees of the third appraiser if such is required. The decision of the appraiser or appraisers, as the case may be, will be binding.

         30.04 The Fixed Rent due pursuant to Article 30.02 is due and payable to the Landlord in equal monthly installments commencing with the month when the extended term of this Lease commences (any retroactive payments then due being payable within fourteen days after giving of such notice), and in the event of

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any subsequent redetermination of such amount, the adjustment thus indicated
will be made promptly between the Landlord and the Tenant.

         30.05 Pending resolution of the issue of the Fair Rental Value, Tenant will pay Landlord, as of the commencement of the extended term, the Fixed Rent utilizing the Fair Rental Value as determined by Landlord's appraiser, which Fixed Rent will be subject to retroactive adjustment upon final determination of this issue.


                               ARTICLE 31 - SIGNS

         31.01 Tenant shall be permitted to place its name on one top facade of the Building provided (i) Tenant shall at its sole cost and expense, be responsible for the cost of the sign, any associated permitting and maintenance, and the cost of removing the sign at the end of the Term; (ii) any access and work required to install, maintain, and/or make modifications to the sign during the Term shall be done in strict compliance with Landlord's requirements for roof access and any roof warranty then in effect; (iii) Tenant shall have such insurance, naming Landlord as an additional insured, as Landlord may reasonably require; and (iv) Landlord will consent to such signage, such consent not be unreasonably withheld.

         31.02 Any access or work performed by or on behalf of Tenant shall be subject to Tenant's obligations to indemnify Landlord as provided in Article 21.

                ARTICLE 32 - MODIFICATIONS REQUESTED BY MORTGAGEE

         32.01 Tenant hereby agrees that if any lender to the Landlord proposing to make a mortgage on Landlord's interest in the Building and/or Demised Premises requires, as a condition to making any loan to be secured by such mortgage, that Tenant agrees to modifications to this Lease, or that Tenant supply financial statements and/or other information, then Tenant agrees that it will enter into an agreement with Landlord making such modifications as are requested by such lender and will supply such financial statements and other information as are requested by such lender. Under no circumstances will Tenant be required to agree to any modification which changes the Demised Premises, increases the Base Rent or any Additional Rent, abridges or enlarges the Term, or requires the expenditure of funds by Tenant which Tenant is not obligated to expend pursuant to the existing terms of this Lease. Tenant will execute such modification or supply such information within ten (10) days after Landlord's request. In the event of Tenant's refusal, Landlord will have the right, among other remedies, to cancel and terminate this Lease.


         32.02 No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligation or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if such is required by the mortgagees, in writing. No Fixed Rent, Additional Rent, or any other charge (with the exception of the security deposit described in this Lease) shall be paid more than ten (10) days

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prior to the due date thereof and payments made in violation of this provision
(except to the extent that such payments are actually received by a mortgagee) shall be a nullity as against any such mortgagees of record, and Tenant shall be liable for the amount of such payments to such mortgagees.

         32.03 No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or termination of this Lease unless
(a) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (b) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, provided that nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. As used herein, a "reasonable time" includes a reasonable time to obtain title to the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event less than 120 days from the date of the mortgagees' receipt of the above described notice.

                              ARTICLE 33 - PARKING

         33.01 Tenant will have the exclusive right to the use of all parking spaces at the Demised Premises. Tenant's use of the parking facilities shall be subject to all of Landlord's regulations with respect to parking and to Tenant's compliance with any Legal Requirements with respect to such parking.

                          ARTICLE 34 - SHORT FORM LEASE

         The parties will, at the request of either one, execute duplicate originals of an instrument in recordable form which will constitute a short form of lease, setting forth a description of the Demised Premises, the Term of the Lease and any other portions hereof, except the Rent provisions, that either party may reasonably request.

                              ARTICLE 35 - CAPTIONS

         The captions in this Lease are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Lease and are in no way to affect the interpretation or construction of this Lease.

              ARTICLE 36 - APPLICABILITY TO SUCCESSORS AND ASSIGNS


         The provisions of this Lease will be binding upon and inure to the benefit of Landlord and Tenant, and their respective heirs, successors, legal

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representatives and assigns, but nothing herein will grant to Tenant the right to assign this Lease other than pursuant to the provisions hereof.

                              ARTICLE 37 - HOLDOVER

         If Tenant continues in the occupancy of the Demised Premises after the expiration or sooner termination of the Term, and Landlord does not agree in writing to such holdover at the same Fixed Rent as provided herein, such occupancy will be deemed to be a default by Tenant (without the necessity of any notice). Tenant's occupancy will be deemed a month-to-month tenancy subject to the terms of the Lease and Tenant will pay 200% the Fixed Rent in effect upon the expiration of the Term together with the Additional Rent herein provided. The provisions of this Article will not be construed (i) to relieve Tenant from liability to Landlord for damages resulting from any such holding over, or (ii) as Landlord's consent for Tenant to holdover.

                           ARTICLE 38 - MISCELLANEOUS

         38.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreements) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreements) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreements) made concurrently herewith.

         38.02 Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that no violation of the provisions of Article 13 shall operate to vest any rights in any successor or assignee of Tenant.


         38.03 The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant,
(a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to Unavoidable Delays or (b) because of any failure or defect in the supply, quality or character of any utility or service furnished to the Demised Premises for any reason.

         38.04 Any liability for payments hereunder (including, without limitation, Additional Rent), and any obligations of Tenant which involve

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performance, in any particular, after the end of the term (including, but not limited to, any duty to indemnify Landlord) or which cannot be ascertained to have been fully performed until after the end of the term, shall survive the expiration of the Term or earlier termination of this Lease.

         38.05 Tenant shall give prompt notice to Landlord of (a) any serious or substantial accident and/or occurrence on the Demised Premises for which Landlord might be responsible, (b) any fire or other casualty in the Demised Premises, and (c) all damage to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof.

         38.06 This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on each party's part to be performed, shall be deemed and construed as a separate and independent covenant of the parties, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         38.07 If either party retains the services of an attorney to enforce its rights pursuant to this Lease, then and in that event the losing party shall pay all reasonable attorney's fees, as well as court costs, incurred by the prevailing party in so seeking to enforce its rights.


         38.08 Tenant shall observe and comply with all rules and regulations applicable to the Building or Demised Premises reasonably promulgated by Landlord from time to time (the "Rules and Regulations") as such rules and regulations may be amended from time to time. Landlord shall provide Tenant, from time to time, with true and complete copies of all Rules and Regulations. Landlord shall apply to the Rules and Regulations in good faith and without discrimination against Tenant and any other tenant of the Property. The terms, covenants, conditions, and provisions of this Lease shall govern in the event of any conflict or inconsistency between this Lease and Landlord's Rules and Regulations.

             Landlord shall not be liable for the non-compliance by any other tenant, or occupant with the Rules and Regulations. Landlord covenants that any enforcement of the Rules and Regulations by Landlord shall be in a non-discriminatory manner.

         38.09 Except as otherwise provided herein, if excavation, foundation, other substructure work, or other construction work shall be made or authorized upon land adjacent to the Premises, Tenant shall afford to the Person causing (or authorized to cause) such excavation, license to enter the Premises to do such work as necessary to preserve the walls of the Building from injury or

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damage, and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or, so long as such does not interfere unreasonably or materially with Tenant's access to or use occupancy of the Demised Premises, without diminution or abatement of Rents.

         38.10 THE SUBMISSION BY LANDLORD TO TENANT OF THIS LEASE SHALL HAVE NO BINDING FORCE OR EFFECT, SHALL NOT CONSTITUTE AN OPTION FOR THE LEASING OF THE DEMISED PREMISES, NOR CONFER ANY RIGHTS OR IMPOSE ANY OBLIGATIONS UPON EITHER PARTY UNTIL THE EXECUTION THEREOF BY, AND DELIVERY TO, EACH PARTY.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                    {SIGNATURES APPEAR ON THE FOLLOWING PAGE}


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                                    Landlord:

WITNESS:                            70 Lake Drive LLC


/s/ Paul McArthur                   By: /s/ Michael J. Simon
--------------------------              -----------------------------
Paul McArthur                           Michael J. Simon



ATTEST:                             Tenant:

                                    Windsortech, Inc.


/s/ Paul McArthur                   By:  /s/ Edward L. Cummings
--------------------------              -----------------------------
Paul McArthur                           Edward L. Cummings


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